UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2006

Luna Innovations Incorporated

(Exact name of registrant as specified in its charter)

Delaware	000-52008	54-1560050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1703 South Jefferson Street, SW

Roanoke, Virginia 24016

(Address of principal executive offices, including zip code)

540-769-8400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;

Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers.

On December 20, 2006, Luna Innovations Incorporated (the “Company”) and the Company’s Chief Commercialization Officer, Scott Graeff, entered into an amended and restated employment agreement, effective as of January 1, 2007, to reflect an increase in Mr. Graeff’s base annual compensation from $150,000 to $185,000. Other than the change in base salary, the material terms of Mr. Graeff’s employment agreement remain unchanged from the prior agreement, previously disclosed under Item 1.01 of the Company’s Current Report on Form 8-K, as filed on July 24, 2006, and Item 1.01 and Exhibit 10.3 of the Company’s Current Report on Form 8-K, as filed on July 20, 2006. A copy of the amended and restated employment agreement is filed herewith as Exhibit 10.1.

Item 9.01(d). Exhibits

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement by and between Luna Innovations Incorporated and Scott A. Graeff, effective as of January 1, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Luna Innovations Incorporated

By:	/s/ Aaron S. Hullman
Aaron S. Hullman Vice President and General Counsel

Date: December 21, 2006

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement by and between Luna Innovations Incorporated and Scott A. Graeff, effective as of January 1, 2007.